Exhibit 99.1

Cadence Financial Corporation Reports Second Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--Cadence Financial Corporation (NASDAQ: CADE), a $2 billion financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $1.9 million, or $0.16 per diluted share, for the second quarter ended June 30, 2008, compared with net income of $3.6 million, or $0.30 per diluted share, for the second quarter of 2007. The primary cause of the reduction in income was a $2.4 million, or $0.12 per diluted share, increase in the Company’s loan loss provision compared with the second quarter of 2007.

“Cadence reported a 5.4% increase in loans to $1.4 billion since the second quarter of last year due to growth in selected markets,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “Our loan growth slowed as we entered 2008 due to the softening economy and was up only 1.2% in the first six months of this year. We experienced a slight decline in total loans during the second quarter of 2008 and expect loan growth to be slow in the second half of 2008, reflecting the slowing economy and our increased focus on credit quality rather than growing our loan volume.

“We are taking a very prudent and aggressive stance in addressing credit quality issues in our loan portfolio to minimize future losses,” continued Mr. Mallory. “We increased our allowance for loan losses in the second quarter of 2008 to $15.8 million as net charge-offs remained below our provision expense for the second consecutive quarter this year. Even though some of our loan quality metrics have improved in the second quarter of 2008, our current projections indicate that our loan loss provision will continue to increase in the third quarter of 2008.”

Second Quarter Results

Net interest income declined 2.1% to $14.0 million in the second quarter of 2008 compared with $14.3 million in the second quarter of 2007. The decline in net interest income was due to a 22 basis point decrease in net interest margin partially offset by a 5.1% increase in average earning assets.

“Our net margin was down 22 basis points since the second quarter of last year as a result of loan yields declining at a faster rate than the cost of deposits,” continued Mr. Mallory. “We also have slowed the growth of higher yielding real estate development loans due to the soft real estate market and our increased emphasis on credit quality. This reduced overall yields in our loan portfolio. We expect our margin to remain under pressure in the second half of 2008 based on the current interest rate environment and a slowdown in new loan demand.”

Total interest income declined 15.5% to $25.7 million for the second quarter of 2008 compared with $30.4 million in the second quarter of 2007. Interest and fees on loans declined 17% due to a 178 basis point decrease in average yields partially offset by a $97.8 million increase in average loan balances from the second quarter of 2007. Interest and dividends on investment securities fell 6.6% to $5.1 million compared with the second quarter of 2007 due to a 16 basis point decline in yield and a $14.1 million decrease in the average investment securities portfolio.

Cadence’s provision for loan losses was $3.3 million in the second quarter of 2008 compared with $900,000 in the second quarter of 2007 and $3.0 million in the first quarter of 2008. At the end of the second quarter of 2008, the allowance for loan losses was $15.8 million, or 1.2% of total loans, compared with $12.1 million, or 0.9% of total loans, in the second quarter of 2007. The allowance increased to 147.9% of non-performing loans at the end of the second quarter of 2008, up from 109.9% in the first quarter of 2008 and 145.2% in the second quarter of 2007. Net interest income after provision for loan losses was down 20.1% to $10.7 million in the second quarter of 2008 compared with $13.4 million in the second quarter of 2007. The Company is maintaining its allowance for loan losses at the maximum level permitted by its evaluation of allowance adequacy.

Total non-interest income was $5.1 million in the second quarter of 2008 compared with $5.3 million in the second quarter of 2007. The decline in non-interest income in the latest quarter was due to lower service charges on deposits, insurance fees and commissions and lower mortgage loan origination income resulting from lower transaction volume related to reduced activity in the housing sector of the economy. Trust department income was down due to lower fees related to the decline in the market value of equity investments under management.

“We continue to focus on cost controls throughout Cadence,” noted Mr. Mallory. “Since last year, we have been very successful in leveraging our infrastructure to hold down expenses. As a result, non-interest expenses decreased 0.5% to $13.6 million compared with $13.7 million in the second quarter of 2007.”

Income before taxes fell 55.7% to $2.3 million in the second quarter of 2008 compared with $5.1 million in the second quarter of 2007. The tax rate for the second quarter of 2008 was 17.3% compared with 29.5% in the same period last year. The lower tax rate is due to tax-exempt income being a higher percentage of pretax income in the second quarter of 2008 than in the second quarter of 2007.

Net income for the second quarter of 2008 was $1.9 million, or $0.16 per diluted share, compared with net income of $3.6 million, or $0.30 per diluted share, in the second quarter of 2007. Diluted average weighted shares outstanding increased 0.1% to 11.94 million in the second quarter of 2008 compared with 11.92 million in the second quarter of 2007.

Book value per share was $15.92 at June 30, 2008, and $15.97 at June 30, 2007. Shareholders’ equity was $189.6 million and $190.0 million at June 30, 2008 and 2007, respectively.

Cadence paid a cash dividend of $0.25 per share in the second quarter. “Our dividend payout ratio is currently greater than our net income and our Board of Directors will evaluate the dividend payout ratio relative to earnings,” noted Mr. Mallory. “We are committed to remaining well-capitalized and will make adjustments as needed to balance the dividend with earnings to ensure a strong capital base to support future growth.”

Six Month Results

Net interest income rose 1.9% to $28.6 million in the first six months of 2008 compared with $28.0 million in the same period of 2007. Net income for the first six months of 2008 was $4.6 million, or $0.39 per diluted share, compared with $3.7 million, or $0.31 per diluted share, in the same period of 2007.

The 2008 six month results include a $4.2 million ($0.22 per diluted share) increase in the loan loss provision to $6.3 million compared with $2.1 million in the prior year’s comparable period. The 2007 six month results include a $5.1 million ($0.26 per diluted share) impairment loss on securities recorded in the first quarter of 2007. There was no comparable impairment loss in the 2008 period.

Third Quarter and 2008 Expectations

Expectations for the third quarter of 2008 are for net income to be in the range of $.06 - $.10 per diluted share. Cadence reported net income of $0.22 per diluted share in the third quarter of 2007.

Cadence expects earnings for 2008 to be in the range of $0.54 to $0.60 per diluted share compared with $0.82 per diluted share reported in 2007.

The 2008 earnings estimates are based on continued pressure on the margin, slower loan growth and continued softness in selected markets that is expected to result in an increase in the provision for loan losses.

Conference Call

Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its second quarter results conference call to be held tomorrow, July 23, 2008. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 10:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue for 30 days.

About Cadence Financial Corporation

Cadence Financial Corporation is a $2.0 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share data)
	JUNE 30,	JUNE 30,
	2008	2007
ASSETS:

Cash and Due From Banks	$40,273	$31,843
Interest Bearing Deposits Due From Banks	8,509	5,380
Total Cash and Due From Banks	48,782	37,223

Securities:
Securities Available-for-Sale	405,691	409,342
Securities Held-to-Maturity	21,162	23,470
Total Securities	426,853	432,812

Federal Funds Sold and Securities Purchased Under Agreements To Resell	11,760	1,414

Other Earning Assets	18,628	17,821

Loans	1,354,372	1,283,906
Less: Allowance for Loan Losses	(15,825)	(12,125)
Net Loans	1,338,547	1,271,781

Premises and Equipment, Net	34,321	33,760
Interest Receivable	10,628	13,817
Other Real Estate Owned	18,207	8,542
Goodwill and Other Intangibles	69,244	70,711
Other Assets	20,852	21,208
Total Assets	$1,997,822	$1,909,089

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$179,744	$182,839
Interest-Bearing Deposits	1,227,369	1,245,764
Total Deposits	1,407,113	1,428,603
Interest Payable	2,941	5,205
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	99,540	89,120
Federal Home Loan Bank Borrowings	254,993	147,898
Subordinated Debentures	30,928	37,114
Other Liabilities	12,713	11,127
Total Liabilities	1,808,228	1,719,067

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,907,414 Shares at June 30, 2008 and 11,900,932 Shares at June 30, 2007	11,907	11,901
Surplus and Undivided Profits	182,494	183,881
Accumulated Other Comprehensive Income (Loss)	(4,807)	(5,760)
Total Shareholders' Equity	189,594	190,022
Total Liabilities and Shareholders' Equity	$1,997,822	$1,909,089

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)
	FOR THE THREE MONTHS		FOR THE SIX MONTHS
	ENDED JUNE 30		ENDED JUNE 30
	2008	2007	2008	2007
INTEREST INCOME:

Interest and Fees on Loans	$20,458	$24,652	$43,503	$48,624
Interest and Dividends on Investment Securities	5,136	5,498	10,576	10,676
Other Interest Income	136	283	260	598
Total Interest Income	25,730	30,433	54,339	59,898

INTEREST EXPENSE:

Interest on Deposits	8,784	12,672	19,449	25,407
Interest on Borrowed Funds	2,904	3,421	6,329	6,452
Total Interest Expense	11,688	16,093	25,778	31,859
Net Interest Income	14,042	14,340	28,561	28,039
Provision for Loan Losses	3,300	900	6,300	2,129
Net Interest Income After Provision for Loan Losses	10,742	13,440	22,261	25,910

OTHER INCOME:

Service Charges on Deposit Accounts	2,201	2,343	4,338	4,496
Trust Department Income	578	615	1,142	1,227
Insurance Commission and Fee Income	1,037	1,114	2,416	2,615
Mortgage Loan Fee Income	348	469	708	812
Other Non-Interest Income	1,002	936	2,362	1,861
Gains (Losses) on Securities - Net	(48)	(140)	155	(132)
Impairment Loss on Securities	-	-	-	(5,097)
Total Other Income	5,118	5,337	11,121	5,782

OTHER EXPENSE:

Salaries and Employee Benefits	7,749	7,725	15,716	15,501
Net Premises and Fixed Asset Expense	2,008	2,126	4,004	4,174
Other Operating Expense	3,833	3,803	7,701	7,437
Total Other Expense	13,590	13,654	27,421	27,112

Income Before Income Taxes	2,270	5,123	5,961	4,580
Applicable Income Tax Expense	392	1,513	1,322	867
Net Income	$1,878	$3,610	$4,639	$3,713

Earnings Per Share:
Basic	$0.16	$0.30	$0.39	$0.31
Diluted	$0.16	$0.30	$0.39	$0.31

Average Weighted Shares:
Primary	11,907,414	11,898,954	11,905,262	11,894,866
Diluted	11,936,114	11,921,567	11,927,228	11,916,360

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

FOR THE THREE MONTHS ENDED JUNE 30:	2008	2007

Net Earnings	$1,878	$3,610
Basic and Diluted Earnings Per Share	0.16	0.30
Cash Dividends Per Share	0.25	0.25

ANNUALIZED RETURNS
Return on Average Assets	0.4%	0.8%
Return on Average Equity	3.9%	7.6%

FOR THE SIX MONTHS ENDED JUNE 30:	2008	2007

Net Earnings	$4,639	$3,713
Basic and Diluted Earnings Per Share	0.39	0.31
Cash Dividends Per Share	0.50	0.50

ANNUALIZED RETURNS
Return on Average Assets	0.5%	0.4%
Return on Average Equity	4.8%	3.9%

SELECTED BALANCES AT JUNE 30:	2008	2007

Total Assets	$1,997,822	$1,909,089
Deposits and Securities Sold Under Agreements to Repurchase	1,455,303	1,463,923
Loans	1,354,372	1,283,906
Total Securities	426,853	432,812
Shareholders' Equity	189,594	190,022
Closing Market Price Per Share	10.83	20.00
Book Value Per Share	15.92	15.97
Tangible Equity	120,350	119,311
Tangible Book Value Per Share	10.11	10.03

CADENCE FINANCIAL CORPORATION

(amounts in thousands)

	6/30/08	3/31/08	6/30/07
LOAN BALANCES BY TYPE:
Commercial and Industrial	$233,306	$232,951	$226,624
Personal	32,487	34,121	32,313
Real Estate:
Construction	274,925	275,049	263,756
Commercial Real Estate	589,859	597,140	530,832
Real Estate Secured by Residential Properties	130,811	129,729	128,526
Mortgage	32,243	33,835	39,024
Total Real Estate	1,027,838	1,035,753	962,138
Other	60,741	60,975	62,831
Total	$1,354,372	$1,363,800	$1,283,906

ASSET QUALITY DATA:
Nonaccrual Loans	$7,526	$10,554	$4,255
Loans 90+ Days Past Due	3,174	3,114	4,094
Total Non-Performing Loans	10,700	13,668	8,349
Other Real Estate Owned	18,207	13,746	8,542
Total Non-Performing Assets	$28,907	$27,414	$16,891

Non-Performing Loans to Total Loans	0.8%	1.0%	0.7%
Non-Performing Assets to Total Loans and OREO	2.1%	2.0%	1.3%
Allowance for Loan Losses to Non-Performing Loans	147.9%	109.9%	145.2%
Allowance for Loan Losses to Total Loans	1.2%	1.1%	0.9%
Classified Assets to Capital	30.4%	29.3%	17.8%
Classified Loans to Capital	20.3%	21.8%	13.2%
Classified Loans to Total Loans	2.8%	3.2%	2.0%
Loans 30+ Days Past Due to Total Loans	1.5%	1.7%	1.4%
(loans not included in non-performing loans)
Net Chargeoffs to Average Loans YTD	0.4%	0.2%	0.2%

NET CHARGEOFFS FOR QUARTER	$2,496	$2,904	$1,684

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$218	$277	$335

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF JUNE 30, 2008:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	29%	9%	6%	27%	15%	11%	3%	100%

DEPOSITS	63%	11%	1%	11%	6%	6%	2%	100%

AS OF JUNE 30, 2007:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	32%	9%	6%	29%	10%	10%	5%	100%

DEPOSITS	62%	11%	1%	14%	2%	6%	4%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

		6/30/08			3/31/08
		Balance	% of Total		Balance	% of Total
Mississippi		$228,067	22%		$237,775	23%
Tuscaloosa		89,784	9%		98,667	10%
Birmingham		69,008	7%		70,195	7%
Memphis		236,370	23%		244,967	24%
Middle Tennessee		187,100	18%		167,693	16%
Florida		136,733	13%		133,225	13%
Georgia		35,778	3%		36,648	3%
Administration		44,998	5%		46,583	4%
Total		$1,027,838	100%		$1,035,753	100%

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	6/30/08	6/30/07	3/31/08	6/30/08	6/30/07
EARNING ASSETS:
Net loans	$1,358,550	$1,260,775	$1,347,147	$1,352,849	$1,249,624
Federal funds sold and other interest-bearing assets	21,970	17,275	18,316	20,225	21,489
Securities:
Taxable	322,980	344,799	333,090	328,221	338,598
Tax-exempt	111,719	104,056	110,766	111,242	104,763
Totals	1,815,219	1,726,905	1,809,319	1,812,537	1,714,474

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,213,598	1,257,852	1,237,965	1,225,781	1,263,076
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	397,903	258,124	366,808	382,464	245,724
Totals	1,611,501	1,515,976	1,604,773	1,608,245	1,508,800

Net amounts	$203,718	$210,929	$204,546	$204,292	$205,674

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	6/30/08	6/30/07	3/31/08	6/30/08	6/30/07
EARNING ASSETS:
Net loans	$20,458	$24,652	$23,045	$43,503	$48,624
Federal funds sold and other interest-bearing assets	136	283	124	260	598
Securities:
Taxable	3,980	4,410	4,290	8,269	8,500
Tax-exempt	1,156	1,088	1,150	2,307	2,176
Totals	25,730	30,433	28,609	54,339	59,898

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	8,784	12,672	10,665	19,449	25,407
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2,904	3,421	3,425	6,329	6,452
Totals	11,688	16,093	14,090	25,778	31,859

Net amounts	$14,042	$14,340	$14,519	$28,561	$28,039

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	6/30/08	6/30/07	3/31/08	6/30/08	6/30/07
EARNING ASSETS:
Net loans	6.06	7.84	6.88	6.47	7.85
Federal funds sold and other interest-bearing assets	2.49	6.57	2.72	2.59	5.61
Securities:
Taxable	4.96	5.13	5.18	5.07	5.06
Tax-exempt	4.16	4.19	4.18	4.17	4.19
Totals	5.70	7.07	6.36	6.03	7.05

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	2.91	4.04	3.46	3.19	4.06
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2.94	5.32	3.76	3.33	5.29
Totals	2.92	4.26	3.53	3.22	4.26

Net margin	3.11	3.33	3.23	3.17	3.30

Note: Yields on a tax equivalent basis would be:
Tax-exempt securities	6.40	6.45	6.43	6.41	6.44
Total earning assets	5.84	7.28	6.50	6.17	7.18
Net margin	3.25	3.47	3.37	3.31	3.44

Tax equivalent income (in thousands)	$623	$586	$619	$1,242	$1,172

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258